UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 10, 2004

HOMEBANC CORP.

(Exact Name of Registrant as Specified in Charter)

Georgia	001-32245	20-0863067
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2002 Summit Boulevard, Suite 100, Atlanta, Georgia	30319
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 303-4000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 10, 2004, pursuant to the Joinder and Assumption Agreement and Senior Credit Note filed with this Current Report as Exhibits 10.1 and 10.2, respectively, First Commercial Bank, New York Agency became a lender under HomeBanc Corp.’s existing JPMorgan Chase Bank-led warehouse facility. The joinder resulted in an increase in the aggregate commitments under the facility from $755 million to $775 million. In connection with the aggregate commitment increase, the commitment for the related swingline facility increased to $155 million. The remaining term of these facilities is less than one year, and HomeBanc Corp. borrows from time to time under these facilities in the ordinary course of its business.

Pursuant to General Instruction F to Form 8-K, the Joinder and Assumption Agreement and the Senior Credit Note, attached hereto as Exhibits 10.1 and 10.2, respectively, are incorporated into this Item 2.03 by reference.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description
10.1	Joinder and Assumption Agreement for HomeBanc Corp. and HomeBanc Mortgage Corporation 6/04 Amended and Restated Senior Secured Credit Agreement, dated September 10, 2004, joining First Commercial Bank, New York Agency as party to the 6/04 Amended and Restated Senior Secured Credit Agreement.

10.2	9/04 First Commercial Bank Senior Credit Note, dated September 10, 2004, with HomeBanc Corp. and HomeBanc Mortgage Corporation as co-makers and to the order of First Commercial Bank, New York Agency.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOMEBANC CORP.

/s/ Charles W. McGuire
Charles W. McGuire Executive Vice President, General Counsel & Secretary

Date:	September 13, 2004

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Joinder and Assumption Agreement for HomeBanc Corp. and HomeBanc Mortgage Corporation 6/04 Amended and Restated Senior Secured Credit Agreement, dated September 10, 2004, joining First Commercial Bank, New York Agency as party to the 6/04 Amended and Restated Senior Secured Credit Agreement.

10.2	9/04 First Commercial Bank Senior Credit Note, dated September 10, 2004, with HomeBanc Corp. and HomeBanc Mortgage Corporation as co-makers and to the order of First Commercial Bank, New York Agency.